LICENSE AGREEMENT






LICENSEE:   Corporate Finance Company                   ,  License Agreement
Number:     LA102

License Address:    78153 Calle Norte, La Quinta, CA 92253.

     This License Agreement (the "Agreement") is entered into by and between Tensleep.com, Inc. ("LICENSOR"), a Colorado corporation, and Corporate Finance Company, Inc. (the "LICENSEE"), a Colorado corporation.

                            CONSIDERATION

     In consideration of the mutual promises of the parties hereto and the terms and conditions hereinafter provided, IT IS AGREED

                         TERMS AND CONDITIONS

1.   GRANT

     A. LICENSOR grants to LICENSEE, subject to the following terms and conditions, a perpetual non-exclusive, non-transferable license to use LICENSOR's intellectual property and source code in the manufacture, marketing and selling of the web-modem (hereinafter collectively "Technology"). The marketing and selling of this product is limited to China and other areas of Asia as agreed to by the parties.

     B. The LICENSOR shall have the right to alter, modify, develop, market and sublicense the Technology.

3.   LICENSE FEE

     A. In consideration for the foregoing license, LICENSEE shall pay LICENSOR a license fee in the amount of $200,000 payable in cash. $100,000 payable on the execution of this agreement and $100,000 with first to occur, 6 months from the date hereof or on entering production of the CyberServer or CyberCommunicator.

     B. In consideration for the foregoing license, LICENSEE shall pay LICENSOR a royalty on all products produced by the LICENSEE based on the use of Tensleep's Technology equal to 10% monthly based of the aggregate net wholesale price per unit or at a price per unit agreed upon by the parties.

     (3) All payments are exclusive of any tariffs, duties, sales, use other taxes imposed or levied by any government or governmental agency. LICENSEE shall be liable for payment of all such taxes, however designated, which are levied, or base on LICENSEE's possession or use of the Technology or on this Agreement, including without limitation, all state and local sales, use, and personal property taxes.

     (4) All payments shall be made in U.S. Dollars except as provided for herein.

4.   WARRANTIES

     A. LICENSOR warrants that the Technology will conform, as to all substantial operational features, with its written specifications at the time of this Agreement. LICENSOR will during said ninety day period use its best efforts to correct defects which substantially affect system performance, and provide LICENSEE with the maintenance services set forth in the Maintenance Agreement attached to this Agreement.

     B. THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY LICENSOR. LICENSOR MAKES AND LICENSEE RECEIVES NO WARRANTY EXPRESS OR IMPLIED AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF LICENSOR FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE DELIVERY, USE OR PERFORMANCE OF THE TECHNOLOGY.

     C. LICENSOR shall have no liability with respect to its obligations under this Agreement for consequential, exemplary, or incidental damages even if it has been advised of the possibility of such damages. LICENSOR's sole liability, including liability arising out of contract, negligence, and strict liability in tort or warranty, shall not exceed any amounts payable by LICENSEE for the Technology.

     D. LICENSOR does not warrant additional Technology, including LICENSEE's own developed packages, which interact with the Technology, or other commercially developed packages which may interact with the Technology.

5.   CONFIDENTIAL INFORMATION

     A. LICENSOR regards the Technology, including, but not limited to, source, object, or binary code, flow charts, logic diagrams, listings, screen displays, magnetic tape or disk, any accompanying support materials and documentation supplied under this Agreement and any other information identified as a trade secret of LICENSOR, to be of a confidential and proprietary nature (the "Confidential Information") and title to it remains in LICENSOR. Applicable rights to copyrights, trade secrets, patents and trademarks in the Technology or any modifications or enhancements made by LICENSOR or LICENSEE or at LICENSEE's request shall remain with LICENSOR.

     B. LICENSEE shall not sell, publish, disclose, display or otherwise make available the Technology or copies thereof to others.
          LICENSEE agrees to secure and protect the Technology in a manner consistent with the maintenance of LICENSOR's rights therein and to take appropriate action by instruction or agreement with its employees, agents or consultants who are permitted access to the Technology to satisfy LICENSEE's obligations hereunder.

     C. LICENSEE further agrees to inform its employees, agents, independent contractors, students, faculty, and staff of the confidential and proprietary nature of the Confidential
          Information. LICENSEE's employees, agents, independent contractors, students, faculty and staff shall be bound in the same manner as LICENSEE to the extent allowed by law. The provisions of this Section 4 shall survive the termination of this Agreement.



6.   INDEMNIFICATION

     LICENSEE shall indemnify, release and hold LICENSOR harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by any third party from sales of the products by LICENSEE, whether against LICENSEE or LICENSOR, arising out of the furnishing, performance, use or failure of the Technology, and LICENSEE agrees to undertake the cost of defending same, including reasonable attorney's fees, except where such claim, demands, liabilities, actions, suits or proceedings are the result of defects in the Technology covered by the
     limited warranty provided in this Agreement.   LICENSOR shall be given
     timely notice of any such claim demand, liability, action, suit or proceeding, and LICENSOR shall have the option to undertake and conduct the defense thereof.

7.   TECHNOLOGY OWNERSHIP

     A. LICENSOR represents that it is the owner of the Technology and all portions thereof.

     B. LICENSEE shall have the right to manufacture, market and sell the CyberServer and CyberCommunicator.

     C. Under no circumstances shall LICENSEE transfer in any manner, in whole or in part, any rights granted therein, without LICENSOR's prior written consent.

8.   TERMINATION.

     A. LICENSEE shall have no right to terminate this Agreement and license granted herein, except upon determination that LICENSOR has materially breached one or more of the provisions of this Agreement, by binding arbitration or a court of competent jurisdiction.

     B. LICENSOR shall have the right to terminate this Agreement and the license granted herein upon the occurrence of any one of the following:

          1. LICENSEE's failure to make the payment of the license fee as provided for herein;

          2.   LICENSEE's failure to meet the obligations as set forth in
               Section 6 hereof;

          3.   LICENSEE's threatened or actual breach of Section 5 hereof;

          4.   LICENSEE's material breach of any other provision hereof; or

          5.   LICENSEE's (I) termination or suspension of its business,
               (ii) becoming subject to any bankruptcy or insolvency proceeding under Federal or state statute, (iii) becoming insolvent or becoming subject to direct control by a trustee, receiver or similar authority, or (iv) having been dissolved, wound up or liquidated, voluntarily or otherwise.

     C. In order to terminate this Agreement in accordance with Subsection B above, LICENSOR shall give LICENSEE written notice of its intent to do so and the basis for such termination or modification; and LICENSEE shall have a period of thirty (30) days from the date of the written notice to cure the default.

     D. Neither expiration nor termination of this Agreement shall release LICENSEE from any liabilities or obligations under this Agreement, which liabilities or obligations have heretofore accrued and remain to be performed as of the date of such expiration or termination.

     E. In the event of termination or breach of this Agreement by LICENSEE, all license fees become due and payable in full. Any maintenance fees accrued to the date of termination are also due and payable in full.

     F. Within thirty (30) days after termination of this Agreement and the license granted herein, LICENSEE shall immediately return to LICENSOR all Technology and all other Confidential Information or, in the alternative, provide written notice to LICENSOR that all Confidential Information related to the Technology or Related Materials has been destroyed or deleted from any computer libraries or storage and memory devices, and is no longer in use or usable by LICENSEE.

9.  GENERAL.

     A. LICENSEE may not assign the Technology or this Agreement to anyone, including any parent, subsidiary or affiliate or as part of the sale of any portion of its business, or pursuant to any merger, consolidation or reorganization, without LICENSOR's prior written consent.

     B. This Agreement may not be amended, modified or altered except by written instrument executed by both LICENSOR AND LICENSEE.

     C. The headings of the various sections are for convenience only and are not to control or affect the meaning or construction of any provisions of this Agreement.

     D. If any part of this Agreement is held unenforceable, invalid or prohibited under law, it to that extent shall be deemed omitted , and the remaining provisions of this Agreement and shall not be affected in any way.

     E. The waiver or failure of LICENSOR to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder; that no waiver of any right under this Agreement shall be binding unless it is in writing and signed by a duly authorized officer of both LICENSOR and LICENSEE; and that a waiver on one occasion of any provision of this Agreement shall not be construed as a bar to or a waiver of any right on any future occasion.

     F. This Agreement shall be interpreted under and in accordance with the laws of the state of Colorado.

     G. All notices to be given under this Agreement shall be deemed duly given if in writing and sent by certified first-class mail, return receipt requested, postage prepaid, to the appropriate party hereto using the following respective addresses:

          If to LICENSEE           If to LICENSOR

          Corporate Finance Company          Tensleep.com, Inc.
          78153 Calle Norte             2201 N. Lamar Blvd.
          California, CA 92253               Austin, Texas 78705

          or to such other addresses either party may have advised the other.

     H. The parties hereto agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association (AAA), and a judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in the state of California. The prevailing party in arbitration shall be entitled to collect all reasonable attorney's fees incurred by it in connection with the claim or controversy. The arbitration may be heard by a single arbitrator if the parties mutually agree upon such arbitrator. If an agreement upon a single arbitrator cannot be reached within 14 days after filing a notice of intent to arbitrate with the AAA, then the matter shall be referred to a panel of three arbitrators in accordance with the rules of the American Arbitration Association. All arbitration shall be held in Denver, Colorado.

     I. No action, regardless of form, arising out of this Agreement may be brought by LICENSEE more than one (1) year after the cause of action has arisen.

     J. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms. The parties further agree that this Agreement, including Schedule A, is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 29th day of March, 2000, at La Quinta, California.

     LICENSOR:                Tensleep.com.


                                       /s/ Ronald S. Tucker
                              by: _______________________
                                   President

     LICENSEE:                Corporate Finance Company



                                        /s/ Ronald S. Tucker
                              by: _______________________
                              (Title) President